Exhibit 10.1

September 19, 2014

Lighting Science Group Corporation

BioLogical Illumination, LLC

1227 South Patrick Drive, Building 2A

Satellite Beach, FL 32937-3969

Attn.: Chief Financial Officer

Facsimile No.: (321) 779-5521

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement dated as of April 25, 2014 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), among LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“LSG”), BIOLOGICAL ILLUMINATION, LLC, a Delaware limited liability company (“BioLogical”; LSG and BioLogical are hereinafter referred to collectively as “Borrowers” and each individually as a “Borrower”), the various financial institutions from time to time party thereto as lenders (collectively, “Lenders”) and FCC, LLC, d/b/a FIRST CAPITAL, a Florida limited liability company (“First Capital”), in its capacity as agent for Lenders (together with its successors and assigns in such capacity, “Agent”). Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Loan Agreement.

Borrowers, Agent and Lenders desire to amend the Loan Agreement, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

The Loan Agreement is hereby amended as follows:

(a) By adding the following new definition of “Geveran Case” to Section 1 of the Loan Agreement in appropriate alphabetical order:

“Geveran Case” means Case Number 2012-CA-020121-O in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida, by Geveran Investments Limited, as plaintiff, against LSG and the other parties thereto as defendants.

(b) By adding the phrase “(other than a judgment in the Geveran Case)” immediately after the phrase “entry of any one or more judgments” in clause (viii) of Section 13(a) of the Loan Agreement.

(c) By deleting the word “or” immediately prior to clause (xvii) of Section 13(a) of the Loan Agreement, deleting the period immediately following clause (xvii) of Section 13(a) of the Loan Agreement, and adding the following immediately after clause (xvii) of Section 13(a) of the Loan Agreement:

; or (xviii) entry or filing of any judgment, order, or award for the payment of money with respect to the Geveran Case involving an aggregate amount of $250,000 or more (except to the extent covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) against a Borrower or any of its subsidiaries, or with respect to any of their respective assets, if either (a) there is a period of forty-five (45) consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, (b) enforcement proceedings are commenced upon such judgment, order, or award, or (c) any Person becomes a lien creditor (as defined in the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction) in connection with the Geveran Case.

The effectiveness of the amendments contained herein is subject to Agent’s receipt of (a) evidence in form and substance satisfactory to Agent that LSG has concurrently agreed to enter into an amendment to the Term Loan Agreement to contain substantially the same event of default as set forth in clause (c) above, and (b) a duly executed secretary’s or manager’s certificate of resolutions with respect to each Borrower, in each case in form and substance satisfactory to Agent.

By its signature hereto, each Borrower hereby (a) ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents; (b) acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens; and (c) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this agreement, that (i) no Default exists on the date hereof or would result from the effectiveness of this agreement or the consummation of the actions described in that certain Joint Stipulation for Dismissal of Claims and Defenses with Right to Reinstate Claims and Defenses Pending Outcome of Appeal and for Stay of Judgment filed with respect to the Geveran Case on September 16, 2014 in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida, (ii) the execution, delivery and performance of this agreement have been duly authorized by all requisite company action on the part of such Borrower and this agreement has been duly executed and delivered by such Borrower, and (iii) all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

In consideration of Agent’s and Lenders’ willingness to enter into this agreement, Borrowers jointly and severally agree to pay to Agent and Lenders, on demand, all costs and expenses (including taxes and legal fees and expenses) incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this agreement and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto. Except as otherwise expressly provided in this agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect. This agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This agreement may be executed in any number of counterparts and by different parties to this agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page hereto that is delivered by facsimile or other electronic transmission shall be deemed to be an original signature hereto. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this agreement.

To induce Agent and Lenders to enter into this Amendment, each Borrower hereby RELEASES, ACQUITS AND FOREVER DISCHARGES Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent or any Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

[Signatures appear on following page]

The parties hereto have caused this agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

AGENT AND SOLE LENDER:

FCC, LLC, d/b/a FIRST CAPITAL

By:	/s/ Ralph J. Infante
Name:	Ralph J. Infante
Title:	Senior Vice President

Accepted and agreed to:

BORROWERS:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Dennis McGill
Name:	Dennis McGill
Title:	Chief Financial Officer

BIOLOGICAL ILLUMINATION, LLC

By:	/s/ Fred Maxik
Name:	Fred Maxik
Title:	Manager

Consented to by Guarantor:

LSGC, LLC

By:	/s/ Zvi Raskin
Name:	Zvi Raskin
Title:	Corporate Secretary

Letter Amendment to Loan and Security Agreement